Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-116923) pertaining to the Employees’ Savings and Investment Plan of The Bank of New York Company, Inc. (the “Plan”) of our report dated June 23, 2005, with respect to the financial statements and schedule of the Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

New York, New York
June 28, 2005	/s/ Ernst & Young LLP